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EXHIBIT 2.3


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-46256 and Form S-8 No. 333-62829) of Vasco Data Security International, Inc. of our report dated December 18, 2000, with respect to the consolidated financial statements of Identikey Limited included in this Form 8-K, dated June 11, 2001, of Vasco Data Security International, Inc.

/s/ Ernst & Young

Brisbane, Australia
June 7, 2001